Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Kellanova Savings and Investment Plan
Chicago, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (33-27293 and 333-109235) of Kellanova of our report dated June 24, 2024, relating to the financial statements and supplemental schedule of Kellanova Savings & Investment Plan which appear in this Form 11-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.

BDO USA, P.C.
Grand Rapids, Michigan

June 24, 2024